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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549





                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


              Date of Report (Date of earliest event reported):
                    December 11, 1995 (November 30, 1995)


                         PATRIOT SCIENTIFIC CORPORATION
             (Exact name of registrant as specified in its charter)




          Delaware                                    0-22182                              84-1070278
(State or other jurisdiction of               (Commission File Number           (IRS Employer Identification No.)
incorporation or organization)



          12875 Brookprinter Place, Suite 300, Poway, California       92064
                (Address of principal executive offices)             (Zip Code)


                                 (619) 679-4428
              (Registrant's telephone number, including area code)
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ITEM 5.  OTHER EVENTS

Private Placement of Common Shares

Pursuant to a subscription agreement dated November 30, 1995, the Company has completed the private placement and issuance of 500,000 common shares for proceeds of $250,000. There was no commission or finders fee paid in connection with this placement.

In connection with the placement the Company granted the purchaser, SEA, Ltd., a nontransferable warrant to purchase an additional 500,000 common shares at $0.50 per share until February 1, 1996. The Company also granted the purchaser certain piggyback and demand registration rights.

Upon completion of the above issuance the Company had 28,337,226 common shares issued and outstanding, of which 5,000,000 are escrowed subject to an earnout arrangement.

New Director Appointed

On December 6, 1995 the Company announced the appointment of Richard D. McDaniel, age 70, to fill a vacancy in its Board of Directors. Mr. McDaniel is the retired Chairman and CEO of The First National Bank of North East, Maryland (1963-1987) and is presently engaged in private investment banking. Since 1960 he has been Chairman of McDaniel Enterprises, Inc., a Wilmington, Delaware based family holding company and since 1993 he has been Chairman and owner of XRA, Ltd. and GP America, Inc., importers and distributors of medical X-ray film. In July 1995 he became Chairman of Smart Business Systems a copier and facsimile equipment distributor. He graduated with a Degree in Business from the University of Delaware in 1950.

Mr. McDaniel is indirect beneficial owner of the 500,000 common shares purchased through SEA, Ltd., an investment company, as described above.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of businesses acquired.
       None

(b) Pro forma financial information.
       None

(c) Exhibits

10.4 Stock Purchase Agreement dated November 29 and 30, 1995 between the Company and SEA, Ltd.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  PATRIOT SCIENTIFIC CORPORATION



Date: December 11, 1995                           By: Signature
                                                  -------------------------
                                                  Robert Putnam
                                                  Secretary/Treasurer